Exhibit 99.2

PropTech Acquisition Corporation

c/o Isaac Kagan

Continental Stock Transfer & Trust Company
1 State Street — 30th Floor
New York, New York 10004

SPECIAL MEETING IN LIEU OF 2020 ANNUAL MEETING OF STOCKHOLDERS OF

PROPTECH ACQUISITION CORPORATION

YOUR VOTE IS IMPORTANT

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING IN LIEU OF 2020 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD VIRTUALLY VIA LIVE AUDIO WEBCAST ON         , 2020.

Important Notice Regarding the Availability of

Proxy Material for the Special Meeting of Shareholders to be held on         , 2020

are available at: https://www.cstproxy.com/proptechacquisition/sm2020

Vote Virtually at the Meeting — If you plan to attend the virtual Special Meeting, you will need your 12 digit control number printed on this proxy card to vote electronically at the Special Meeting. To attend, please access the following URL address: https://www.cstproxy.com/proptechacquisition/sm2020.

CONTROL NUMBER

P R O X Y C A R D

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement/Consent Solicitation Statement/Prospectus, dated         , 2020 in connection with the Special Meeting in lieu of the 2020 annual meeting of stockholders (the “Special Meeting”) to be held virtually, conducted via live audio webcast, at         Eastern Time on         , 2020, and hereby appoints Thomas D. Hennessy and M. Joseph Beck, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all ordinary shares of PropTech Acquisition Corporation (“PTAC”) registered in the name provided, which the undersigned is entitled to vote at the Special Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the accompanying Proxy Statement/Consent Solicitation Statement/Prospectus.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NO. 1, PROPOSAL NO. 2, PROPOSAL NO. 3, PROPOSAL NO. 4, PROPOSAL NO. 5, PROPOSAL NO. 6, PROPOSAL NO. 7, PROPOSAL NO. 8, PROPOSAL NO. 9, PROPOSAL NO. 10, PROPOSAL NO. 11 AND, IF NECESSARY, PROPOSAL NO. 12.

(Continued and to be marked, dated and signed on reverse side)

Please mark vote as indicated in this example	☒	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11 AND 12.

Proposal No. 1 — The Business Combination Proposal — To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of July 30, 2020, as amended by the Amendment to the Agreement and Plan of Merger, dated as of October 12, 20220 (as it may be further amended and/or restated from time to time, the “Merger Agreement”), by and among Porch.com, Inc., a Delaware corporation (“Porch” or the “Company”), PTAC, PTAC Merger Sub Corporation, a Delaware corporation (“Merger Sub”), and Joe Hanauer, in his capacity as representative of the pre-closing holders of Porch, and the transactions contemplated thereby, pursuant to which Merger Sub will merge with and into Porch with Porch surviving the merger as a wholly owned subsidiary of PTAC (the “Merger”).	FOR ☐	AGAINST ☐	ABSTAIN ☐

The Charter Proposals — To consider and vote upon the following seven separate proposals (collectively, the “Charter Proposals”) to approve the following material differences between the current amended and restated certificate of incorporation of PTAC (the “Existing Charter”) and the proposed amended and restated certificate of incorporation of PTAC (the “Proposed Charter”) that will be in effect upon the closing of the Merger.

Proposal No. 2 — to increase the number of authorized shares of New Porch (as defined in the accompanying Proxy Statement/Consent Solicitation Statement/Prospectus) common stock from 110,000,000 to 400,000,000 and the number of authorized shares of New Porch preferred stock from 1,000,000 to 10,000,000	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 3 — to eliminate the Class B common stock classification and provide for a single class of common stock.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 4 — to provide that the number of authorized shares of any class or classes of stock may be increased or decreased by the affirmative vote of the holders of a majority of the voting power of the stock of PTAC entitled to vote in the election of directors, voting together as a single class	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 5 — to provide that the number of directors of PTAC shall be fixed from time to time in accordance with the Bylaws of PTAC.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 6 — to provide that amendments to PTAC’s waiver of corporate opportunities will be prospective only.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 7 — to require the vote of 66.7% of the voting power of the stock of PTAC entitled to vote in the election of directors, voting together as a single class, to amend the provisions of the Proposed Charter relating to the powers, number, election, term, vacancies and removal of directors of PTAC.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 8 — conditioned upon the approval of Proposals No. 2 through 7 above, a proposal to approve the Proposed Charter, which includes the approval of all other changes in the Proposed Charter in connection with replacing the Existing Charter with the Proposed Charter, including changing PTAC’s name from “PropTech Acquisition Corporation” to “Porch Group, Inc.” as of the closing of the Merger.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 9 — The Director Election Proposal —To consider and vote upon a proposal to appoint nine directors to serve on the board of directors of PTAC until their respective successors are duly elected and qualified pursuant to the terms of the Proposed Charter.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 10 — The NASDAQ Proposal — To consider and vote upon a proposal to approve, for purposes of complying with applicable listing rules of the NASDAQ, (i) the issuance of shares of Class A Common Stock (such shares of Class A Common Stock to be automatically converted into New Porch common stock upon the consummation of the Merger) pursuant to the PIPE Agreements (as defined in the accompanying Proxy Statement/Consent Solicitation Statement/Prospectus); (ii) the issuance of shares of New Porch common stock pursuant to the Merger Agreement, including 5,000,000 restricted shares of New Porch common stock that will vest if New Porch achieves certain earnout thresholds prior to the third anniversary of the closing of the Merger; and (iii) the related change of control of PTAC that will occur in connection with consummation of the Merger and the other transactions contemplated by the Merger Agreement.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 11 — The Incentive Plan Proposal —To consider and vote upon a proposal to approve and adopt the Incentive Plan (as defined in the accompanying Proxy Statement/Consent Solicitation Statement/Prospectus).	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 12 — The Adjournment Proposal —To consider and vote upon a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve the Business Combination Proposal, the Charter Proposals, the Director Election Proposal, the NASDAQ Proposal or the Incentive Plan Proposal, or holders of PTAC’s Class A Common Stock have elected to redeem an amount of Class A Common Stock such that PTAC would have less than $5,000,001 of net tangible assets would not be satisfied.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Shareholder Certification — I hereby certify that I am not acting in concert or as a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, with any other shareholder with respect to the shares represented hereby in connection with the Business Combination.	SHAREHOLDER CERTIFICATION ☐

Dated:	, 2020

(Signature)

(Signature if held Jointly)

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL SET FORTH IN PROPOSAL NOS. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11 AND 12 AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.